Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS FIRST QUARTER 2007 RESULTS

COLUMBIA, MD May 2, 2007 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2007.

Highlights

•                  Earnings per Share (“EPS”) diluted of $.03 for the first quarter 2007 compared to $.15 per diluted share for the first quarter 2006, representing an 80% decrease per share. Included in the first quarter 2007 net income is a $7.9 million increase in depreciation and amortization associated with real estate operations, as compared to the first quarter 2006, contributing to the significant decline in EPS. The acquisition of the Nottingham portfolio generated depreciation and amortization of $6.3 million, the primary driver of the $7.9 million increase.

•                  4.1% increase in Funds from Operations (“FFO”) per diluted share to $.51, or $28.3 million, for first quarter 2007 from $.49, or $24.4 million, for first quarter 2006. First quarter 2007 was adversely impacted by $1.1 million in expenses primarily related to unrecoverable snow removal and electric costs.

•                  $362.5 million acquisition of the Nottingham portfolio consisting of 56 operating properties with approximately 2.4 million square feet and 187 acres of land, that can accommodate a minimum of 2 million square feet of development.

•                  935,000 square feet under construction in 9 buildings that were 71.9% leased at March 31, 2007.

•                  1.3 million square feet under development in 11 buildings at March 31, 2007.

•                  93.0% occupied and 93.7% leased for our wholly-owned portfolio as of March 31, 2007.

•                  60.4% Diluted FFO payout ratio, 77.4% Diluted Adjusted Funds from Operations (“AFFO”) payout ratio for the quarter.

•                  72.1% of leases expiring during the quarter were renewed, with a 7.4% increase in total straight line rent for renewed and retenanted space.

“We are excited about the growth opportunities for 2007. We have fully integrated the Nottingham acquisition into the Company and are diligently working to increase NOI significantly as we bring occupancy levels up to our projected 94% level over the next two years. We are seeing positive leasing activity which will impact the Company later in the year,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust. “We expect to place approximately 550,000 square feet of development into service which will accelerate our growth during the second half of the year,” he added.

Financial Results

EPS for the quarter ended March 31, 2007 totaled $.03 per diluted share, or $1.6 million of net income available to common shareholders, as compared to $.15 per diluted share, or $6.3 million for the quarter ended March 31, 2006.  Included in the first quarter 2007 net income is a $7.9 million increase in depreciation and amortization associated with real estate operations, as compared to the first quarter 2006, contributing to the significant decline in EPS. The acquisition of the Nottingham portfolio generated depreciation and amortization of $6.3 million, the primary driver of the $7.9 million increase.

Diluted FFO for the quarter ended March 31, 2007 totaled $28.3 million, or $.51 per diluted share, as compared to $24.4 million, or $.49 per diluted share, for the quarter ended March 31, 2006, representing a 4.1% increase on a per share basis. First quarter 2007 was adversely impacted by $1.1 million in expenses primarily related to unrecoverable snow removal and electric costs.

Diluted FFO payout ratio was 60.4% for first quarter 2007 compared to 56.0% for the comparable 2006 period.

Diluted AFFO for the quarter ended March 31, 2007 totaled $22.1 million, as compared to $18.9 million for the quarter ended March 31, 2006, representing a 17.0% increase.

The Company’s AFFO payout ratio was 77.4% for first quarter 2007 compared to 72.3% for the comparable 2006 period.

Revenues from real estate operations for the quarter ended March 31, 2007 were $89.7 million, as compared to revenue for the quarter ended March 31, 2006 of $69.2 million.  As of March 31, 2007, the Company had a total market capitalization of $4.5 billion, with $1.7 billion in debt outstanding, equating to a 38.5% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.8%. The Company had 78.8% of the total debt subject to fixed interest rates.

For the first quarter 2007, EBITDA interest coverage ratio was 2.66x and EBITDA fixed charge coverage ratio was 2.21x.

Operating Results

At March 31, 2007, the Company’s wholly-owned portfolio of 226 office properties totaling 17.4 million square feet was 93.0% occupied and 93.7% leased. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $20.93 per square foot.

During the quarter, 571,000 square feet were renewed equating to a 72.1% renewal rate, at an average capital cost of $7.98 per square foot. Total rent on renewed space increased 10.1% on a straight line basis and 3.1% on a cash basis. The Company achieved a 7.4% increase in total straight line rent and a 1.1% increase in total cash rent for 780,000 square feet of renewed and retenanted space. The average capital cost for renewed and retenanted space was $10.06 per square foot.

Same property cash NOI increased by 2.4% for the quarter compared to the quarter ended March 31, 2006. Our same office property cash NOI was positively impacted by an increase of $.5 million in termination fees and improved occupancy and negatively impacted by unrecoverable costs. The Company’s same property portfolio consists of 157 buildings and represents 75.7% of the total square feet owned as of March 31, 2007.

The Company recognized lease termination fees of $1.7 million for the quarter, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities, as compared to $348,000 in the first quarter of 2006.

Development Activity

At quarter end March 31, the Company’s development pipeline consisted of:

•                  Nine buildings under construction totaling 935,000 square feet for a total cost of $212.1 million, that are 71.9% leased.

•                  Eleven buildings under development totaling 1.3 million square feet at a total projected cost of $260.0 million.

•                  Four projects under redevelopment totaling 740,000 square feet for a total projected cost of $88.6 million.

The Company’s land inventory (wholly-owned and joint venture) at quarter end totaled 1,594 acres that can support 14.3 million square feet of development.

Acquisition Activity

During the quarter, the Company acquired the Nottingham portfolio:

•                  56 operating properties containing 2.4 million square feet that were 84.9% occupied at closing and 187 acres of land with a minimum of 2.0 million developable square feet for $362.5 million, plus approximately $1.4 million in transaction costs. The buildings are located in Maryland in the submarkets of White Marsh, Columbia, BWI, Towson and Hunt Valley. The total price was funded through $182.4 million in debt assumption and cash, with the seller receiving $154.9 million in the form of common shares issued at a deemed value of $49.00 per share and $26.6 million in Series K Cumulative Redeemable Convertible Preferred Shares with a fixed coupon of 5.6%.

Financing and Capital Transactions

The Company executed the following transaction during the quarter:

•                  Assumed $38.0 million of indebtedness with an average fixed interest rate of 6.03% and an average term of 8.5 years, in connection with the Nottingham portfolio acquisition. Additionally, we closed on an $89.1 million variable rate loan which matures in June 2007 and bears interest at the same rate as the Company’s Revolving Line of Credit.

Subsequent Events

The Company executed the following transaction subsequent to quarter end:

•                  Purchased the remaining 50% interest in a joint venture for $14.0 million which holds title to 132 acres that can support future development of 1.75 million square feet of office space in Colorado Springs, Colorado. The Company issued 262,165 common units valued at $47.68 per unit for total consideration of $12.5 million.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Thursday, May 3, 2007

Time:  4:00 p.m. Eastern Time

Dial In Number: 866-711-8198

Passcode:  85741802

A replay of this call will be available beginning Thursday, May 3, 2007 at 6:00 p.m. Eastern Time through Thursday, May 17, 2007 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 67566640.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region.  As of March 31, 2007, the Company owned 244 office properties totaling 18.2 million rentable square feet, which included 18 properties totaling 806,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current exwpectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenues
Real estate revenues	$89,675	$69,222
Service operations revenues	10,077	16,309
Total revenues	99,752	85,531
Expenses
Property operating expenses	31,748	21,061
Depreciation and other amortization associated with real estate operations	26,569	18,672
Service operations expenses	9,888	15,704
General and administrative expenses	4,614	3,963
Total operating expenses	72,819	59,400
Operating income	26,933	26,131
Interest expense	(19,876)	(17,029)
Amortization of deferred financing costs	(884)	(556)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	6,173	8,546
Equity in loss of unconsolidated entities	(94)	(23)
Income tax expense	(105)	(215)
Income from continuing operations before minority interests	5,974	8,308
Minority interests in income from continuing operations	(426)	(958)
Income from continuing operations	5,548	7,350
(Loss) income from discontinued operations, net of minority interests	(1)	2,477
Income before gain on sales of real estate	5,547	9,827
Gain on sales of real estate, net	—	110
Net income	5,547	9,937
Preferred share dividends	(3,993)	(3,654)
Net income available to common shareholders	$1,554	$6,283

Earnings per share “EPS” computation
Numerator	$1,554	$6,283

Denominator:
Weighted average common shares - basic	45,678	39,668
Dilutive effect of share-based compensation awards	1,465	1,842
Weighted average common shares - diluted	47,143	41,510

EPS
Basic	$0.03	$0.16
Diluted	$0.03	$0.15

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2007	2006

Net income	$5,547	$9,937
Add: Real estate-related depreciation and amortization	26,300	19,068
Add: Depreciation and amortization on unconsolidated real estate entities	168	85
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(42)	(33)
Less: Gain on sales of real estate, excluding development portion	—	(2,459)
Funds from operations (“FFO”)	31,973	26,598
Add: Minority interests-common units in the Operating Partnership	308	1,406
Less: Preferred share dividends	(3,993)	(3,654)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	28,288	24,350
Less: Straight-line rent adjustments	(2,571)	(2,122)
Less: Recurring capital expenditures	(3,141)	(2,808)
Less: Amortization of deferred market rental revenue	(511)	(555)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$22,065	$18,865

Weighted average shares
Weighted average common shares	45,678	39,668
Conversion of weighted average common units	8,411	8,520
Weighted average common shares/units - basic FFO per share	54,089	48,188
Dilutive effect of share-based compensation awards	1,465	1,842
Weighted average common shares/units - diluted FFO per share	55,554	50,030

Diluted FFO per common share	$0.51	$0.49
Dividends/distributions per common share/unit	$0.31	$0.28
Earnings payout ratio	934.9%	179.2%
Diluted FFO payout ratio	60.4%	56.0%
Diluted AFFO payout ratio	77.4%	72.3%
EBITDA interest coverage ratio	2.66x	2.78x
EBITDA fixed charge coverage ratio	2.21x	2.29x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,143	41,510
Weighted average common units	8,411	8,520
Denominator for diluted FFO per share	55,554	50,030

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2007	2006
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,474,177	$2,111,310
Total assets	2,814,723	2,419,601
Debt	1,715,183	1,498,537
Total liabilities	1,849,483	1,629,111
Minority interests	129,822	116,187
Beneficiaries’ equity	835,418	674,303

Debt to Total Assets	60.9%	61.9%
Debt to Undepreciated Book Value of Real Estate Assets	60.3%	62.0%
Debt to Total Market Capitalization	38.5%	34.9%

Property Data (wholly owned properties) (as of period end):
Number of operating properties owned	226	170
Total net rentable square feet owned (in thousands)	17,401	15,050
Occupancy	93.0%	92.8%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,814,723	$2,419,601
Assets other than assets included in investment in real estate	(340,546)	(308,291)
Accumulated depreciation on real estate assets	236,650	219,574
Intangible assets on real estate acquisitions, net	131,934	87,325
Denominator for debt to undepreciated book value of real estate assets	$2,842,761	$2,418,209

	Three Months Ended
	March 31,
	2007	2006
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$6,517	$2,873
Total capital improvements on operating properties	1,581	3,123
Total leasing costs on operating properties	2,979	946
Less: Nonrecurring tenant improvements and incentives on operating properties	(5,858)	(1,281)
Less: Nonrecurring capital improvements on operating properties	(408)	(2,519)
Less: Nonrecurring leasing costs incurred on operating properties	(1,698)	(358)
Add: Recurring improvements on operating properties held through joint ventures	28	24
Recurring capital expenditures	$3,141	$2,808

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$14,529	$11,257
Common unit distributions	2,554	2,374
Dividends and distributions for FFO & AFFO payout ratio	$17,083	$13,631

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$5,547	$9,937
Interest expense on continuing operations	19,876	17,029
Interest expense on discontinued operations	388	686
Income tax expense	105	215
Real estate-related depreciation and amortization	26,300	19,068
Amortization of deferred financing costs-continuing operations	884	556
Amortization of deferred financing costs-discontinued operations	—	3
Other depreciation and amortization	326	269
Minority interests	426	1,538
EBITDA	$53,852	$49,301

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$19,876	$17,029
Interest expense from discontinued operations	388	686
Denominator for interest coverage-EBITDA	20,264	17,715
Preferred share dividends	3,993	3,654
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$24,422	$21,534

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$47,980	$47,583
Less: Straight-line rent adjustments	(1,384)	(1,976)
Less: Amortization of deferred market rental revenue	(303)	(379)
Same property cash net operating income	$46,293	$45,228

Top Twenty Office Tenants of Wholly Owned Properties as of March 31, 2007 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	47	2,212,793	13.7%	$48,630	14.4%	6.4
Booz Allen Hamilton, Inc.		9	779,936	4.8%	21,107	6.2%	6.9
Northrop Grumman Corporation	(6)	18	761,163	4.7%	18,298	5.4%	4.3
Computer Sciences Corporation	(6)	4	454,645	2.8%	11,347	3.4%	4.2
L-3 Communications Holdings, Inc.	(6)	4	221,635	1.4%	8,844	2.6%	6.7
Unisys Corporation	(7)	4	760,145	4.7%	8,665	2.6%	2.5
General Dynamics Corporation		9	278,239	1.7%	7,160	2.1%	2.9
Wachovia Corporation	(6)	5	189,478	1.2%	6,745	2.0%	11.2
The Aerospace Corporation		2	221,785	1.4%	6,433	1.9%	7.7
AT&T Corporation	(6)	9	337,052	2.1%	5,852	1.7%	5.2
Comcast Corporation		8	278,589	1.7%	5,215	1.5%	4.7
The Boeing Company	(6)	4	143,480	0.9%	4,071	1.2%	2.7
Ciena Corporation		3	221,609	1.4%	3,657	1.1%	4.9
Science Applications International Corp.		12	170,839	1.1%	3,244	1.0%	0.7
Lockheed Martin Corporation		6	163,685	1.0%	3,048	0.9%	2.3
Magellan Health Services, Inc.		3	142,199	0.9%	2,944	0.9%	3.7
BAE Systems PLC	(6)	7	212,339	1.3%	2,815	0.8%	3.7
Merck & Co., Inc. (Unisys)	(7)	2	227,273	1.4%	2,621	0.8%	2.2
The Johns Hopkins University		4	115,854	0.7%	2,478	0.7%	8.7
Wyle Laboratories, Inc.		4	174,792	1.1%	2,427	0.7%	5.3

Subtotal Top 20 Office Tenants		164	8,067,530	49.9%	175,601	51.9%	5.5
All remaining tenants		764	8,110,202	50.1%	162,965	48.1%	4.1
Total/Weighted Average		928	16,177,732	100.0%	$338,567	100.0%	4.8

(1)             Table excludes owner occupied leasing activity which represents 146,604 square feet with a weighted average remaining lease term of  5.8 years as of March 31, 2007.

(2)             Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2007, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)             Order of tenants is based on Annualized Rent.

(4)             The weighting of the lease term was computed using Total Rental Revenue.

(5)             Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)             Includes affiliated organizations or agencies.

(7)             Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region region.